UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of exchange on which registered
Ordinary Shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 18, 2026, Lifeward Ltd. (the “Company”) announced the appointment of Keith D. Rose, M.D. as Chief Medical Officer of the Company, effective as of May 1, 2026.

Prior to this role, Dr. Rose served in positions of increasing responsibility at the Company since March 2023, including as National Medical Director, Medical Affairs – Neurosciences and Medical Director, Consultant, Medical Affairs – Neurosciences, and most recently as Vice President, Medical Affairs, Medical Director – Neurosciences. Before joining the Company, Dr. Rose served as the Medical Director, Medical Affairs at Biocodex, Inc. from November 2021 to June 2023 and Lead Clinical Research Scientist/Regional Manager in Oncology at Novocure, Inc. (NASDAQ: NVCR) from June 2020 to November 2021. Prior to those roles, Dr. Rose held various senior medical affairs and clinical leadership positions at Biocodex, Ipsen, Biosciences, Inc., Jazz Pharmaceuticals plc and Indivior PLC. Dr. Rose earned his Doctor of Medicine degree with distinction from The George Washington University School of Medicine and completed a five-year residency in Physical Medicine & Rehabilitation and Pediatric Medicine at Baylor College of Medicine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: May 19, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer